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                                                                   Exhibit 10.14

                         JOINT VENTURE AGREEMENT BETWEEN
                        CRAUN RESEARCH SDN. BHD., SARAWAK
                                       AND
                           MEDICHEM RESEARCH INC., USA

                                 DECEMBER, 1996

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                                    AGREEMENT

THIS AGREEMENT is made the 21st day of December, 1996

BETWEEN:

(1) CRAUN RESEARCH SENDIRIAN BERHAD a company incorporated in Sarawak, Malaysia under the Companies Act, 1965, whose registered office is at Levels 5, 8 and 12, Wisma Satok, Jalan Satok, 93400 Kuching, Sarawak and a place of business at Lot 3147 Block 14, Jalan Santubong, 93055 Kuching, Sarawak (hereinafter referred to as "CRAUN") of the one part and

(2) MEDICHEM RESEARCH INC. a company organised and incorporated under the laws of the United States of America and State of Illinois, with a place of business at 12305 So. New Avenue, Lemont, ILLINOIS 60439, United States of America (hereinafter referred to as "MEDICHEM") of the other part.

WHEREAS

(1) CRAUN is the duly authorised agent for and on behalf of the Government of the State of Sarawak, Malaysia ("the State Government") where the species of Callophylum plants from which the COMPOUND known scientifically as (+) - Calanolide A (hereinafter referred to as "the said COMPOUND") is isolated; and CRAUN, therefore, enters into this Agreement for and on behalf of the State Government;

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(2)       MEDICHEM is primarily engaged in research and early stage development of therapeutic agents. MEDICHEM has title or has the exclusive licenses to the following patents and patent applications relating to the COMPOUND which are potent inhibitors of Human Immunodeficiency Virus (HIV) reverse transcriptase and intermediates, namely:

          (a) MediChem U.S. Patent No. 5,489,697; 1996 - METHOD FOR THE PREPARATION OF (+)-CALANOLIDE A AND INTERMEDIATES THEREOF (Boulanger, Flavin, et al.).

          (b) MediChem U.S. Patent Application No. 08/510,213; 1995, and International Application No. PCT/US95/09804; 1995 - METHOD FOR THE PREPARATION OF (+)-CALANOLIDE A AND INTERMEDIATES THEREOF (Flavin, Xu, et al.).

          (c) MediChem U.S. Patent Application No.08/609,537; 1996 - METHOD FOR THE PREPARATION OF (+)-CALANOLIDE A ANDANALOGUES THEREOF (Flavin, Xu, et al).

          (d) NCI U.S. Patent Application No.08/065,618; 1993 - CALANOLIDE AND RELATED ANTIVIRAL COMPOUNDS, COMPOSITIONS, AND USES THEREOF (Boyd, Cardellina, et al.).

          (e)     NCI International Patent Application No. PCT/US94/05658; 1995
                  - CALANOLIDE AND RELATED ANTIVIRAL COMPOUNDS, COMPOSITIONS, AND USES THEREOF (BOYD, Cardellina, et al.).

(3) MEDICHEM has by virtue of a Patent License Agreement (Patent License No. L-135-94) with National Cancer Institute ("NCI") of the National Institute of Health which is an agency of the United States Public Health Service within the Department of Health and Human Services, U.S.A. (a copy whereof is hereto attached as APPENDIX A) the use of the Patent rights

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          licensed thereunder to undertake research into the said COMPOUND with a view to developing a drug for the treatment of acquired immunodeficiency syndrome (AIDS) diseases, and to use and sell the licensed PRODUCTS i.e. the drug derived from the said COMPOUND;

(4) MEDICHEM entered into an Agreement with the State Government whereby in consideration of the State Government agreeing to NIH granting to MEDICHEM a license to use the COMPOUND and to sell and distribute drugs developed therefrom, MEDICHEM agrees to pay royalties, at the rate stated therein, to the State Government. A copy of the Agreement is attached as APPENDIX B;

(5) MEDICHEM has a duly executed license with vita of Spain under the License Agreement attached as APPENDIX C.

(6) MEDICHEM has invited the State Government, through CRAUN, to form a COMPANY for the clinical trials for the said COMPOUND and subscribe to purchase shares in the COMPANY with a view to enhancing benefits to the State Government in the event of the successful development and commercialization of the PRODUCT;

(7) Both the Sarawak Government (through CRAUN) and MEDICHEM wish to jointly cooperate to form a COMPANY for conducting research into the COMPOUND and more particularly in the conduct of the clinical trials for the said COMPOUND, with a view to the production and medical application of the PRODUCT. CRAUN and MEDICHEM wish to be equal shareholders in the COMPANY.

          In pursuance thereof, the parties hereto have agreed to enter into mutual commitments and to regulate their rights in relation to such COMPANY in the manner and upon the terms and conditions hereinafter appearing.

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IT IS MUTUALLY AGREED as follows:

1         INTERPRETATIONS

1.1       In this Agreement unless the context otherwise requires:

1.1.1 "the COMPOUND" means the anti-viral molecule or agent isolated from the plants of the genus callophylum found in the State of Sarawak in Malaysia and including Calanolide or any synthesized form thereof or that derived from preparation made by MEDICHEM under the said patents.

1.1.2     "the COMPANY" means the COMPANY incorporated under Clause 4 below.

1.1.3 "FDA" means the Food and Drug Administration of the United States of America.

1.1.4 MEDICHEM "INTELLECTUAL PROPERTY RIGHTS" means technical information, all trade secrets, patent applications and patents and licenses related to COMPOUND or PRODUCT in which MEDICHEM has right, title and interest at the date of signing this Agreement.

1.1.5     "STATE GOVERNMENT" means the Government of the State of Sarawak,
          Malaysia.

1.1.6 COMPANY Intellectual Property Rights shall mean technical information, trade secrets, and patent rights developed or obtained by the COMPANY.

1.1.7 "THE PRODUCT" means any drug or pharmaceutical goods or PRODUCT derived from the COMPOUND for the treatment of Human Immunodeficiency
          (HIV) or HIV related diseases, developed through or under this Project.

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1.1.8     "THIS PROJECT" means

                  (a) the development of Calanolide as a Therapeutic for treatment of HIV infection;

                  (b) development of Calanolide A as a Therapeutic for treatment of non HIV viral infections;

                  (c) development of Calanolide - related compounds including Costatolide as Therapeutic agent for treatment of viral infections;

                  (d) the research and study into medicinal properties of other plant materials from the State of Sarawak, and

                  (e) undertake any current or future endeavours or collaboration entered into between MEDICHEM and the U.S. National Institute of Health in connection with the research and study into Calanolide Compounds.

1.2 References to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other provisions (whether before or after the making of this agreement) from time to time and shall include any provisions of which they are re-enactments (whether with or without modifications).

1.3 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

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1.4.      The Appendices shall be considered as an integral part of this
          Agreement.

1.5 Words importing one gender include all other genders and words importing the singular include the plural and vice versa.

1.6 Any covenant by a party not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by another person.

2.        TERM

          This Agreement shall commence on the date shown hereinabove and shall continue until and unless terminated in accordance with hereinunder.

3.        NATURE OF COLLABORATION

3.1 CRAUN and MEDICHEM hereby mutually agree to cooperate with each other to form a COMPANY for the purpose of taking the COMPOUND through its clinical trials which shall start as soon as such trials are approved by the FDA and to comply with and achieve the Benchmarks for the development thereof as set out in APPENDIX D to the Patent License Agreement between MEDICHEM and the National Institutes of Health (further set out in Appendix C hereof).

3.2 The COMPANY shall seek the requisite approvals of the FDA and any other governing bodies (hereinafter referred to as "the regulatory authorities") for the conduct of clinical trials for the COMPOUND and comply with all the conditions and requirements set out in the approvals by the regulatory authorities.

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3.3       The COMPANY shall seek the approvals of the regulatory authorities in the United States of America and those of other countries for the manufacture, use, marketing and sale of the PRODUCT.

3.4. Upon approvals from the regulatory authorities for the manufacturing of the PRODUCT and its medical application, the parties hereto shall proceed, either through the COMPANY itself or by arrangements with other parties (to be mutually agreed upon by CRAUN and MEDICHEM), to have the PRODUCT manufactured, distributed and sold both in the United States of America and abroad.

3.5 MEDICHEM shall make available to the COMPANY, at MEDICHEM'S standard cost, the scientists to undertake the research and clinical trials of the COMPOUND and manufacture of the PRODUCT and shall (subject to Visa and U.S. immigration clearance) train scientists nominated by CRAUN at MEDICHEM's facilities in the United States and permit such scientists from Sarawak, to participate in the clinical trials, development, manufacture, marketings and distribution of the PRODUCT.

4.        SCHEME OF COLLABORATION

4.1 CRAUN and MEDICHEM agree to have incorporated, under United States laws, a COMPANY, with limited liability, whose shares shall be owned by the parties hereto in the following proportions:-

          CRAUN

          (as agent and nominee of the State Government) :     50 %

          CRAUN'S shares are to be obtained by making subscription payments in accordance with Subscription Agreement. (APPENDIX D).

          MEDICHEM                                       :     50 %.

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          MEDICHEM's shares are to be obtained by contribution of MEDICHEM
          Intellectual Property Rights and shall vest automatically according to APPENDIX E.

4.2 The COMPANY shall be known as SARAWAK MEDICHEM PHARMACEUTICALS, INC.. or such other name as may be approved by the Secretary of State of Delaware, United States of America.

4.3(a) The COMPANY'S principal business and activity is to undertake the research work and carry out clinical trials for the COMPOUND and thereafter, to carry out research and study into other plant materials for their medicinal properties.

   (b) In the event of a successful development of the PRODUCT, the parties, as shareholders of the COMPANY, shall mutually agree upon the mode and manner for undertaking the commercialization of the PRODUCT, in particular, manufacturing, sale and distribution thereof either through the COMPANY or such third parties as may be mutually agreed by CRAUN and MEDICHEM. In making this determination both parties will take into consideration the following:

          (i) capital expenditure that may be required for the commercialization of the PRODUCT,

          (ii) the most efficient and cost effective manner for the manufacturing, promoting and distributing thereof.

4.4 The objects, constitution and articles of association of the COMPANY shall be in the document set out in APPENDIX F, the provision of this appendix both parties hereto may both mutually agree in writing to modify, alter, or amend the provisions of APPENDIX F.

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4.5       All Patents, License Agreements and Approvals relating to the development of the PRODUCT shall be assigned or exclusively licensed to the COMPANY upon payment by CRAUN of the sum of US $1,200,000 to the COMPANY as the first payment for subscription of shares. These funds are to be used for the attainment of the first benchmark stipulated in APPENDIX D.

5.        WARRENTIES AND UNDERTAKINGS

5.1 MEDICHEM undertakes that its scientists whose names appear in APPENDIX G will carry out for the COMPANY all research and trials envisaged under the Project and throughout the duration of this Agreement. MEDICHEM will be reimbursed for services of MEDICHEM scientists at a rate approved by the COMPANY's Board of Directors.

5.2 MEDICHEM warrants that all the scientists named in APPENDIX G possess the requisite knowledge, skill and experience to undertake the research and trials described hereinabove, and will undertake such responsibilites to the best of their professional competence and according to the highest standard of professional conduct and ethics.

5.3 MEDICHEM undertakes to recruit, engage, appoint, or involve other scientists for the COMPANY whose skills and professional abilities are required for the successful implementation of the Project or for the development and commercialization of the PRODUCT in addition to or in substitution of those scientists named in APPENDIX G.

5.4 MEDICHEM undertakes to procure or obtain for the COMPANY from the scientists named in APPENDIX G and any scientists recruited or appointed under clause 5.3, written undertakings in the form acceptable to the State Government, that they will not make any unauthorised use or disclosure of

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          any data, findings or knowledge acquired that may or come into their possession during or in the course of their involvement or participation in the Project.

5.5 MEDICHEM warrants that no other person has any claim, interest or right whatsoever to any of the Patents, and that the same can be validly be assigned to the COMPANY and that the COMPANY shall have absolute right and ownership of the Patents and entitled to custody and control of the certificates and the documentary evidence relating thereto except as that provided in APPENDICES A, B and C.

5.6 CRAUN warrants that it has the authority to enter into this Agreement on behalf of the State Government and has secured funds to meet the payments due under this Agreement.

5.7 CRAUN undertakes to procure or obtain for the COMPANY from its scientists involved in the Project, a written undertaking, in a form acceptable to MEDICHEM, that they will not make any unauthorized use or disclosure of any date, findings, or knowledge acquired or come into their possesion during or in the course of their involvement or participation in the Project.

5.8 Neither CRAUN nor MEDICHEM shall, during the subsistence of the Agreement enter into or establish any relationship, arrangement or collaboration with any other parties or institution for the purpose of undertaking any research, study, trial, manufacture, production, distribution, or sale of the PRODUCT, the COMPOUND or any analogs or derivatives thereof without the prior written consent of the other party.

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6.        FUNDS FOR PROJECT AND PAID UP CAPITAL OF COMPANY

6.1 MEDICHEM has estimated that the costs of both Phases of the clinical trials for the COMPOUND would have US $21,000,000 particulars of which are as follows:

                  Phase                                      Amount
                  -----                                      ------
                  (a) Phase IA/IB                        US $  6,000,000
                  (b) Phase II                           US $ 15,000,000
                                                         ---------------
                      Total                              US $ 21,000,000

          A detailed schedule for the disbursement of the above mentioned sum is found in APPENDIX D hereto.

6.2 The clinical trials shall be undertaken by the Company from funds provided as follows:

          (i) CRAUN will provide to the COMPANY a total sum of US$9,000,000 through subscription in COMPANY stocks to cover the full costs of the Phase IA/IB clinical trials and part of the costs of Phase II of the trials. The sum of US $9,000,000 shall be made available in the manner and at the times set out in subscription APPENDIX D, subject always to the condition that prior to each payment the results of the clinical trials are shown to be satisfactory and the benchmarks stipulated in APPENDIX D are attained. The COMPANY shall issue stocks in accordance with the provisions of APPENDICES D and E within 30 days from the date of the subscription payment.

          (ii) MEDICHEM shall be issued shares in the COMPANY equivalent to the value of the MEDICHEM Intellectual Property Rights assigned or licensed to the COMPANY. Both parties agree that the ultimate value of the MEDICHEM Intellectual Property Rights assigned or licensed to the COMPANY shall be US $9,000,000, but

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                  the shares for MEDICHEM shall be vested and be issued at the same time as the shares are issued to CRAUN, to the intent that the amount of shares issued to CRAUN and MEDICHEM shall be equal at all material times. Except if CRAUN fails to make subscription payments, CRAUN shall not receive any further shares, MEDICHEM shares shall continue to automatically be vested according to the Schedule E.

          (iii) The balance of the sum required to complete the clinical trials of US $12,000,000 shall be raised by the COMPANY as follows:

                  (a) through license fees or royalities received by the COMPANY from the licensing of the rights to manufacture, sale, and distribution of the PRODUCT to a pharmaceutical company or companies;

                  (b) by loans or finance obtained from banks or financial institutions;

                  (c)    by a combination of (a) and (b);

                  (d)    by loans provided by CRAUN to the COMPANY, or;

                  (e) by the COMPANY calling for additional working capital from its shareholders and CRAUN and MEDICHEM will purchase an equal number of shares to meet the working capital needs of the COMPANY. In such an event, CRAUN will make available a loan [on terms to be agreed upon by the parties hereto] to MEDICHEM to subscribe to the shares of the COMPANY to the intent that MEDICHEM shall retain 50% equity interest in the COMPANY.

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6.3       Both parties shall endeavor to ensure that the COMPANY has sufficient funds at all material times, to complete the clinical trials for the COMPOUND.

7.        INTELLECTUAL PROPERTY RIGHTS

7.1 Any Product created jointly by the parties in pursuance of this Agreement, shall belong to the Company at the date of its creation:

          (a) Where in the course of developing the PRODUCT Intellectual Property Rights are brought into existence, such Intellectual Property Rights SHALL be COMPANY intellectual property Rights and be held in the name of the COMPANY, and the COMPANY'S expense, shall take all reasonable steps necessary to protect the same by applying for US and Worldwide Patents and such foreign rights corresponding to them or registrations of them as may be reasonable.

          (b) if at any time during the existence of the COMPANY any Intellectual Property Rights belonging to the COMPANY or assigned or licensed to the COMPANY by MEDICHEM are infringed by a third party then the COMPANY shall take all reasonable steps necessary to enforce the COMPANY and MEDICHEM Intellectual Property Rights at COMPANY expense. Both parties shall use all steps and provide all information and assistance reasonably required for the purpose of such proceedings. Any sums recovered as a result of proceedings taken to enforce the COMPANY or MEDICHEM Intellectual Property Rights shall after deduction of all legal fees and other expenses incurred in connection with such proceedings by the parties be paid to the COMPANY'S general account.

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8.        TERMINATION AND BREACH OF AGREEMENT AND THEIR CONSEQUENCES.

8.1       This Agreement shall be deemed to have been terminated if:

          (a) both CRAUN and MEDICHEM mutually agree in writing not to proceed further with any stage of the clinical trials of the COMPOUND;

          (b) the State Government fails to provide share subscription funds required for the clinical trials of the COMPOUND in accordance with the provisions of Clause 6 above or in the manner stipulated and at the times mentioned in APPENDIX D hereto or fails, without reasonable cause, to provide the funds in accordance with clause 6.2 (iii).

8.2.1 Where this Agreement is terminated pursuant to clause 8.1(a) both parties will be released from their prospective obligations hereunder and any liabilities of the COMPANY will be settled by the parties hereto equally. Upon settlement of such liabilities, all patents assigned or licensed to the COMPANY shall be reassigned back to MEDICHEM, including rights to clinical trials, and the parties will take steps to dissolve the COMPANY in accordance with the laws of the State of Delaware of the United States of America.

8.2.2 Where this Agreement is terminated pursuant to Clause 8.1(b), the MEDICHEM Intellectual Property Rights shall be reassigned by the COMPANY back to MEDICHEM, who shall be entitled to continue with the development of the COMPOUND.

8.3 In the event that the parties are unable to arrive at a joint decision as required under Clause 8.1(a), and the provisions of Clause 8.1(b) do not apply on whether or not to proceed further with any stage of the clinical

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          trials for the PRODUCT that the party that wishes to proceed with the development of the PRODUCT is entitled to do so, subject to the following:

          (a) in the event that it is CRAUN that does not want to proceed, MEDICHEM shall have the right but not the obligation to purchase CRAUN'S shares at the price paid by CRAUN.

          (b) in the event it is MEDICHEM that does not wish to proceed, CRAUN shall have the right, but not the obligation to purchase MEDICHEM'S shares at the price of $9,000,000 US being the price paid by MEDICHEM.

          (c) in the event that the conditions in subparagraphs (a) and (b) above cannot be fulfilled within a period of six months from the date when either party gives written notice to the other of its desire not to proceed with the clinical trial of the COMPOUND, this Agreement shall be deemed mutually terminated and the provisions of clause 8.2 shall apply.

8.4. Subject to the provisions of 8.1(b), a breach of any of the provisions of the Agreement shall not result in its termination, but the party in breach shall be liable to compensate the other party for all damages and loss suffered or sustained by the innocent party in consequence of such breach.

9.        PROFIT SHARING

          The profits derived from the sale of the PRODUCT when commercialized shall be shared by the parties hereto in the manner and in the proportion set out in APPENDIX H.

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10.       NATURE OF THIS AGREEMENT

          This Agreement relates only to the single COMPANY referred to in it and shall neither constitute either party to it the agent of the other party nor shall it constitute a partnership between such parties.

11.       TAXATION

          Each of the parties hereto agrees that each shall bear its own liability for any taxation chargeable in the United States of America or Malaysia in respect of its participation in this collaboration and each undertakes to indemnify the other in respect of any such taxation assessed on and paid by the other in respect of which the former is primarily liable.

12.       GENERAL

12.1 This agreement shall be binding on the parties to it and their respective successors and permitted assigns, provided that neither of such parties shall be entitled to assign this Agreement or any of its rights and obligations under this Agreement without the consent of the other (which consent either party may in its absolute discretion withhold).

12.2 No exercise or failure to exercise or delay in exercising any right, power, or remedy vested in either party under or pursuant to this Agreement shall constitute a waiver by that party of that or any other right, power, or remedy.

12.3 Each party shall bear its own costs of or in connection with the preparation and execution of this Agreement.

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12.4(a)   Neither party hereto shall issue any press release or other public statement or publish any article or account of any patent findings, conclusions, or results of any trials carried out under this agreement without the prior written consent of the other party but such consent should not be unreasonably withheld.

    (b) Both parties shall and also ensure that their respective scientists and staff keep and maintain complete confidentiality over any information, data, findings, conclusions, or outcome of any research, patents, patent applications, approvals, negotiations, discussions, records pertaining to the PRODUCT, or any activity carried out under this Agreement.

12.5 This Agreement (together with all agreements and documents executed contemporaneously with it or referred to in it) constitutes the entire Agreement between the parties in relation to its subject matter and supersedes all prior Agreements and undertakings whether oral or written with respect to that subject matter and no variation of this Agreement shall be effective unless reduced to writing and signed by or on behalf of a duly authorised representative of each of the parties to this Agreement.

12.6 In the event that any term, condition, or provision of this Agreement is held to be in violation of any applicable law, statute or regulation, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and this Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement. Notwithstanding the foregoing in the event of any such deletion the parties shall negotiate in good faith in order to agree to the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.

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12.7      This Agreement may be executed in any number of counterparts or duplicates each of which shall be an original but such counterparts or duplicates shall together constitute as one and the same Agreement.

12.8 Time shall be of the essence for the purposes of any provision of this Agreement.

12.9 This Agreement supersedes, overrides, rescinds and revokes all previous arrangements, agreements, promises, undertakings and deeds (if any) entered into between the parties which is the subject matter of this Agreement provided that the provisions of this clause shall not apply to the Agreement (APPENDIX B) subsisting between the State Government and MEDICHEM.

13.       NOTICES

          Any notice to be given by either party to this Agreement shall be in writing and shall be deemed duly served if delivered personally or sent by telex or facsimile transmission or by prepaid air mail registered post to the addressee at the address or (as the case may be) the telex or fascimile number of that party set opposite its name below:

                  CRAUN's Address:  c/o STATE ATTORNEY GENERAL' OFFICE
                                         17th Floor, Wisma Bapa Malaysia,
                                         Petra Jaya, 93502 Kuching, Sarawak,
                                         Malaysia

                  Facsimile Number: 60-82-440525

                  [Marked for the attention of:]

                  MEDICHEM RESEARCH, INC.
                  12305 S. New Avenue
                  Lemont, IL 60439

                  Telex Number:     630-257-1500
                  Facsimile Number: 630-257-1505
                          ATTN:     Dr. Michael T. Falvin
          or at such other address (or telex or facsimile number) as the party to be served may have notified (in accordance with the provisions of this clause) for the purposes of this Agreement.

13.2 Any notice sent by telex or facsimile shall be deemed served when dispatched and any notice served by prepaid air mail registered post shall be deemed served 10 days after posting to an address in the United States of America or Malaysia. In proving the service of any notice it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post or delivered or left at the current address if delivered personally and in the case of a telex or facsimile that such telex or facsimile transmission was duly dispatched to the telex or facsimile number of the addressee given above or subsequently notified for the purposes of this Agreement.

14.       LAW AND JURISDICTION

          THIS Agreement shall be governed by and construed in all respects in accordance with the law of England applicable at the time of the execution of this Agreement.

15.       ARBITRATION

          All disputes which arise out of this Agreement shall be settled by arbitration in accordance with the conciliation and arbitration rules and regulations of the International Arbitration Centre in England to which the parties hereto submit. The arbitrator shall have background and expertise relating to the issues(s) involved. The arbitration shall be in a mutually agreed location and the UNCITRAL (United Nations Commission on International Trade Laws) rules shall apply to such arbitration. The parties shall share equally the fees and expenses of the arbitration. The arbitrator's decision shall be binding, final and non-appealable.

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IN WITNESS

SIGNED by                            )
DATUK WAN ALI TUANKU YUBI            )
Chairman/Director of                 )
CRAUN RESEARCH SDN BHD               )         /s/ Datuk Wan Ali Tuanku Yubi
under and by virtue of a             )      ------------------------------------
Resolution of its Board of Directors,)           DATUK WAN ALI TUANKU YUBI
in the presence of:                  )


Name of Witness:                                    /s/ Datuk J.C. Fong
                                            ------------------------------------
                                                       DATUK J.C. FONG

Address:                                    State Attorney-General's Chambers,
                                                         Kuching.

Occupation:                                 State Attorney-General, Sarawak

SIGNED by                           )
DR. MICHAEL T. FLAVIN               )
President, for and on behalf of     )              /s/ Michael T. Flavin
MEDICHEM RESEARCH INC.              )       ------------------------------------
in the presence of:                 )               DR. MICHAEL T. FLAVIN


Name of Witness:                                     /s/ John L. Flavin
                                            ------------------------------------
                                                       JOHN L. FLAVIN

Address:                                    MediChem Research, Inc.

Occupation:                                 Vice President of Contractual
                                            Operations

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                                   APPENDIX A


                          MEDICHEM/NCI LICENSE L-135-95

                          NATIONAL INSTITUTES OF HEALTH
                           CENTERS FOR DISEASE CONTROL

                      PATENT LICENSE AGREEMENT -- EXCLUSIVE

                                   COVER PAGE

For Office of Technology Transfer/NIH internal use only:

Patent License Number: L-135-94

Serial Numbers of Licensed Patents: USPA SN 07/861,249
                                         SN 08/065,618

Licensee:  MediChem Research, Inc.

CRADA Number (if applicable):

Additional Remarks:

This Patent License Agreement, hereinafter referred to as the "Agreement," consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (Patent or Patent Application), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Modifications), and Appendix B
(Benchmarks). This Cover Page serves to identify the Parties to this Agreement:

          1) The National Institutes of Health ("NIH") or the Centers for Disease Control ("CDC"), hereinafter singly or collectively referred to as "PHS," agencies of the United States Public Health Service within the Department of Health and Human Services ("DHHS"); and

          2) The person, corporation, or institution identified above and/or on the Signature Page, having offices at the address indicated on the Signature Page, hereinafter referred to as "Licensee."

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                     PHS PATENT LICENSE AGREEMENT--EXCLUSIVE

          PHS and Licensee agree as follows:

1.        BACKGROUND

          1.01 In the course of conducting biomedical and behavioral research, PHS investigators made inventions that may have commercial applicability.

          1.02 By assignment of rights from PHS employees and other inventors, DHRS, on behalf of the United States Government, owns intellectual property rights claimed in any United States and foreign patent applications or patents corresponding to the assigned inventions. DHHS also owns any tangible embodiments of these inventions actually reduced to practice by PHS.

          1.03 The Assistant Secretary for Health of DHHS has delegated to PHS the authority to enter into this Agreement for the licensing of rights to these inventions under 35 U.S.C. Sections 2O0-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. Section 3710a, and/or the regulations governing the licensing of Government-owned inventions, 37 CFR Part 404.

          1.04 PHS desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

          1.05 Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.        DEFINITIONS

          2.01    "Licensed Patent Rights shall mean:

                  a) U.S. patent applications and patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from such applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all such patents;

                  b) to the extent that the following contain one o more claims directed to the invention or inventions claimed in a) above: I) continuations-in-part of a) above; II) all divisions and continuations of these continuations-in-part; III) all patents issuing from such continuations-in-part, divisions, and continuations; and IV) any reissues, reexaminations, and extensions of all, such patents;

                  c) to the extent that the following contain one or more claims directed to the invention or inventions claimed in a) above:

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                         all counterpart foreign applications and patents to a)
                         and b) above, including those listed in Appendix A.

                         Licensed Patent Rights shall not include b) or c) above to the extent that they contain one or more claims directed to new matter which is not the subject matter of a claim in a) above.

          2.02 "Licensed Product(s)" means tangible materials which, in the course of manufacture, use, or sale would, in the absence of this Agreement, infringe one or more claims of the Licensed Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgement of a court of competent jurisdiction.

          2.03 "Licensed Process(es)" means processes which, in the course of being practiced would, in the absence of this Agreement, infringe one or more claims of the Licensed Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

          2.04 "Licensed Territory" means the geographical area identified in Appendix B.

          2.05 "Net Sales" means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of Licensee or its sublicensees, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances actually granted, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by Licensee, or sublicensees, and on its payroll, or for the cost of collections.

          2.06 "First Commercial Sale" means the initial transfer by or on behalf of Licensee or its sublicensees of Licensed Products or the initial practice of a Licensed Process by or on behalf of Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

          2.07 "Government" means the government of the United States of America.

          2.08 "Licensed Fields of Use" means the fields of use identified in APPENDIX B.

3.        GRANT OF RIGHTS

          3.01 PHS hereby grants and Licensee accepts, subject to the terms and conditions of this Agreement, an exclusive license to Licensee under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, and to sell and have sold any

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                  Licensed Products in the Licensed Fields of Use and to
                  practice and have practiced any Licensed Processes in the Licensed Fields of Use.

          3.02 This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of PHS other than Licensed Patent Rights regardless of whether such patents are dominant or subordinate to Licensed Patent Rights.

4.        SUBLICENSING

          4.01 Upon written approval by PHS, which approval will not be unreasonably withheld, Licensee may enter into sublicensing agreements under the Licensed Patent Rights.

          4.02 Licensee agrees that any sublicenses granted by it shall provide that the obligations to PHS of Paragraphs 5.01-5.05, 8.01, 10.01, 10.02, 12.05, and 13.08-13.11 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. Licensee further agrees to attach copies of these Paragraphs to all sublicense agreements.

          4.03 Any sublicenses granted by Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between such sublicensees and PHS, at the option of the sublicensee, upon termination of this Agreement under
                  Article 13. Such conversion is subject to PHS approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

          4.04 Licensee agrees to forward to PHS a copy of each fully executed sublicense agreement postmarked within sixty (60) days of the execution of such agreement.

5.        STATUTORY AND PHS REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

          5.01 PHS reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory.

          5.02 Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from PHS.

          5.03 Licensee acknowledges that PHS may enter into future Cooperative Research and Development Agreements (CRADAs) under the Federal Technology Transfer Act of 1986 that relate to the subject matter of

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                  this Agreement. Licensee agrees not to unreasonably deny
                  requests for sublicense or cross-license rights from such future collaborators with PHS when acquiring such derivative rights is necessary in order to make a CRADA project feasible. Licensee may request an opportunity to join as a party to the proposed CRADA.

          5.04 DHHS has responsibility for funding basic biomedical research, for funding medical treatment through programs such as Medicare and Medicaid, for providing direct medical care and, more generally, for protecting the health and safety of the public. Because of these responsibilities, and the public investment in the research that culminated in the Licensed Patent Rights, PHS may require Licensee to submit documentation in confidence showing a reasonable relationship between the pricing of a Licensed Product, the public investment in that product, and the health and safety needs of the public. This paragraph shall not restrict the right of Licensee to price a Licensed Product or Licensed Process so as to obtain a reasonable profit for its sale or use. This Paragraph 5.04 does not permit PHS to set or dictate prices for Licensed Products or Licensed Processes.

          5.05 In addition to the reserved license of Paragraph 5.01 above, PHS reserves the. right to grant nonexclusive licenses to make and to use the inventions defined by the Licensed Patent Rights for purposes of research involving the inventions themselves, and not for purposes of commercial manufacture or in lieu of purchase if the inventions are available as commercial products for research purposes. The purpose of this research license is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, PHS shall consult with Licensee before granting to commercial entities a research license or providing to them research samples of the materials claimed in the Licensed Patent Rights.

6.        ROYALTIES AND REIMBURSEMENT

          6.01 Licensee agrees to pay to PHS a noncreditable, nonrefundable license issue royalty as set forth in Appendix C within thirty
                  (30) days from the date that this Agreement becomes effective.

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          6.02    Licensee agrees to pay to PHS a nonrefundable minimum annual royalty as set forth in Appendix C. The minimum annual royalty is due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year. The minimum annual royalty due for the first calendar year of this Agreement may be prorated according to the fraction of the calendar year remaining between the Effective Date of this Agreement and the next subsequent January 1.

          6.03 Licensee agrees to pay PHS earned royalties as set forth in Appendix C.

          6.04 Licensee agrees to pay PHS benchmark royalties as set forth in Appendix C.

          6.05 A claim of a patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing the minimum annual royalty and earned royalty payments in any given country on the earliest of the dates that a) the claim has been abandoned but not continued, b) the patent expires, c) the patent is no longer maintained by the Government, or d) all claims of the Licensed Patent Rights have been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

          6.06 No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

          6.07 On sales of Licensed Products by Licensee to sublicensees or affiliated parties or on sales made in other than an arm's-length transaction, the value of the Net Sales attributed under this Article 6 to such a transaction shall be that which would have been received in an arm's-length transaction, based on sales of like quantity and quality products on or about the time of such transaction.

          6.08 As an additional royalty, Licensee agrees to pay PHS, within sixty (60) days of PHS's submission of a statement and request for payment, an amount equivalent to all reasonable expenses previously incurred by PHS in the preparation, filing, prosecution, and maintenance of Licensed Patent Rights. Licensee further agrees to pay PHS annually, within sixty (60) days of PHS's submission of a statement and request for payment, a royalty amount equivalent to all such future patent expenses incurred during the previous calendar year, as of the date the statement and request for payment is sent by PHS to Licensee. Fifty percent (50%) of the cumulative amount of such payments may be credited against royalties due under Paragraph 6.03; however, the net royalty payment in any calendar year may not be lower than the minimum annual royalty specified in Appendix B. Licensee may elect to surrender its rights in any country of the Licensed Territory under any Licensed Patent Rights

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                  upon sixty (60) days' written notice to PHS and owe no payment obligation under this paragraph for subsequent patent-related expenses incurred in that country.

7.        DOMESTIC AND FOREIGN PATENT FILING, PROSECUTION, AND MAINTENANCE

          7.01 PHS agrees to take responsibility for, but to consult with the Licensee in, the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall furnish copies of relevant patent-related documents to Licensee.

          7.02 Each party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Licensed Patent Rights and permit each other to provide comments and suggestions with respect to the preparation, filing, and prosecution of Licensed Patent Rights, which comments and suggestions shall be considered by the other party.

8.        RECORD KEEPING

          8.01 Licensee agrees to keep accurate and correct records of Licensed Products made, used, or sold and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due PHS. Such records shall be retained for at least five (5) years following a given reporting period. They shall be available during normal business hours for inspection at the expense of PHS by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to PHS information relating to the accuracy of reports and payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then Licensee shall reimburse PHS for the cost of the inspection at the time Licensee pays the unreported royalties, including any late charges as required by Paragraph 7.06 of this Agreement. All payments required under this Paragraph shall be due within thirty (30) days of the date PHS provides Licensee notice of the payment due.

9.        REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

          9.01 Prior to signing this Agreement, Licensee has provided to PHS a written commercialization plan ("Commercial Development Plan") under which Licensee intends to bring the subject matter of the Licensed Patent Rights into commercial use. The Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance benchmarks are determined as specified in Appendix E ("Benchmarks").

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          9.02    Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within sixty (60) days after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing, marketing, and sales during the preceding calendar year, as well as plans for the present calendar year. If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, Licensee shall explain the reasons for such differences. Licensee may propose amendments in any such annual report to the Commercial Development Plan, acceptance of which by PHS may not unreasonably be denied. Licensee agrees to provide any additional data reasonably required by PHS to evaluate Licensee's performance. Licensee may amend the Benchmarks at any time upon written consent by PHS. PHS shall not unreasonably withhold approval of any request of Licensee to extend the time periods of this schedule if such request is supported by a reasonable showing by Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of practical application as defined in 37 CFR 404.3(d). Licensee shall amend the Commercial Development Plan and Benchmarks at the request of PHS to address any Licensed Fields of Use not specifically addressed in the plan originally submitted.

          9.03 Licensee shall report to PHS the date of the First Commercial Sale in each country in the Licensed Territory within thirty
                  (30) days of such occurrence.

          9.04 Licensee shall submit to PHS within sixty (60) days after each calendar half-year ending June 30 and December 31 a royalty report setting forth for the preceding half-year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each such royalty report, Licensee shall submit payment of the earned royalties due. If no earned royalties are due to PHS for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of Licensee and shall include a detailed listing of all deductions made under Paragraph 2.05 to determine Net Sales made under Article 6 to determine royalties due.

          9.05 Licensee agrees to forward semi-annually to PHS a copy of such reports received by Licensee from its sublicensees during the preceding half-year period as shall be pertinent to a royalty accounting to PHS by Licensee for activities under the sublicense.

          9.06 Royalties due under Article 6 shall be paid in U.S. dollars. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the rate quoted in THE WALL STREET JOURNAL on the day that the payment is due. All checks and bank drafts shall be drawn on

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                  United States banks and shall be payable to NIH/Patent
                  Licensing at the address shown on the Signature Page below. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by Licensee. All royalty payments due under this Agreement shall be mailed to the following address: NIH, P.O. Box 360120, Pittsburgh, Pennsylvania 15251-6120. The royalty report required by paragraph 9.04 of this Agreement shall accompany each such payment and a copy of such report shall also be mailed to PHS at its address for notices indicated on the Signature Page of this Agreement.

          9.07 Late charges will be applied to any overdue payments as required by the U.S. Department of Treasury in the Treasury Fiscal Requirements Manual, Section 8025.40. The payment of such late charges shall not prevent PHS from exercising any other rights it may have as a consequence of the lateness of any payment.

          9.08 All plans and reports required by this Article 9 and marked "confidential" by Licensee shall be treated by PHS as commercial and financial information obtained from a person and as privileged and confidential and, to the extent permitted by law, shall not be subject to disclosure under the Freedom of Information Act, 5 U.S.C. Section 552.

10.       PERFORMANCE

          10.01 Licensee shall use its reasonable best efforts to introduce the Licensed Products into the commercial market or apply the Licensed Processes to commercial use as soon as practicable. "Reasonable best efforts" for the purpose of this provision shall include, but not be limited to, adherence to the Commercial Development Plan and performance of the Benchmarks. The efforts of a sublicensee shall be considered the efforts of Licensee.

          10.02 Upon the First Commercial Sale, until the expiration of this Agreement, Licensee shall use its reasonable best efforts to keep Licensed Products and Licensed Processes reasonably accessible to the public.

11.       INFRINGEMENT AND PATENT ENFORCEMENT

          11.01 PHS and Licensee agree to notify each other promptly of each infringement or possible infringement, as well as any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either Party becomes aware.

          11.02 Pursuant to this Agreement and the provisions of Chapter 29 of Title 35, United States Code, Licensee may a) bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights; b) in any such suit, enjoin infringement and collect for its use, damages,

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                  profits, and awards of whatever nature recoverable for such infringement; and c) settle any claim or suit for infringement of the Licensed Patent Rights-provided, however, that PHS and appropriate Government authorities shall have the first right to take such actions and shall have a continuing right to intervene in such suit. Licensee shall take no action to compel the Government either to initiate or to join in any such suit for patent infringement. Licensee may request the Government to initiate or join any such suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any such suit, Licensee shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of such motion or other action, including any and all costs incurred by the Government in opposing any such motion or other action. Upon Licensee's payment of all costs incurred by the Government as a result of Licensee's joinder motion or other action, these actions by Licensee will not be considered a default in the performance of any material obligation under this Agreement. In all cases, Licensee agrees to keep PHS reasonably apprised of the status and progress of any litigation. Before Licensee commences an infringement action, Licensee shall notify PHS and give careful consideration to the views of PHS and to any potential effects of the litigation on the public health in deciding whether to bring suit.

          11.03 In any infringement action commenced under Paragraph 11.02, the expenses including costs, fees, attorney fees, and disbursements, shall be paid by Licensee. Up to fifty percent (50%) of such expenses may be credited against the royalties payable to PHS under Paragraph 6.03 under the Licensed Patent Rights in the country in which such a suit is filed. In the event that fifty percent (50%) of such expenses exceed the amount of royalties payable by Licensee in any calendar year, the expenses in excess may be carried over as a credit on the same basis into succeeding calendar years. A credit against litigation expenses, however, may not reduce the royalties due in any calendar year to less than the minimum annual royalty. Any recovery made by Licensee, through court judgment or settlement, first shall be applied to reimburse PHS for royalties withheld as a credit against litigation expenses and then to reimburse Licensee for its litigation expense. Any remaining recoveries shall be shared equally by Licensee and PHS.

          11.04 PHS shall cooperate fully with Licensee in connection with an infringement action initiated under Paragraph 11.02. PHS agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by Licensee.

          11.05 In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights shall be brought against Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by Licensee under Paragraph 11.02, pursuant to this Agreement and the provisions of Chapter 29 of Title 35, United States Code or other statutes, Licensee may a) defend the suit in its own name, at its own expense,

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                  and on its own behalf for presumably valid claims in the
                  Licensed Patent Rights; b) in any such suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for such infringement; and c) settle any claim or suit for declaratory judgment involving the Licensed Patent Rights-provided, however, that PHS and appropriate Government authorities shall have the first right to take such actions and shall have a continuing right to intervene in such suit. Licensee shall take no action to compel the Government either to initiate or to join in any such declaratory judgment action. Licensee may request the Government to initiate or join any such suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any such suit by motion or any other action of Licensee, Licensee shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of such motion or other action. Upon Licensee's payment of all costs incurred by the Government as a result of Licensee's joinder motion or other action, these actions by Licensee will not be considered a default in the performance of any material obligation under this Agreement. If Licensee elects not to defend against such declaratory judgment action, PHS, at its option, may do so at its own expense. In all cases, Licensee agrees to keep PHS reasonably apprised of the status and progress of any litigation. Before Licensee commences an infringement action, Licensee shall notify PHS and give careful consideration to the views of PHS and to any potential effects of the litigation on the public health in deciding whether to bring suit.

12.       NEGATION OF WARRANTIES AND INDEMNIFICATION

          12.01   PHS offers no warranties other than those specified in Article
                  1.

          12.02 PHS does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

          12.03 PHS MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS.

          12.04 PHS does not represent that it will commence legal actions against third parties infringing the Licensed Patent Rights.

          12.05 Licensee shall indemnify and hold PHS, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of a) the use by or on behalf of Licensee, its sublicensees, directors, employees, or third parties of any Licensed Patent Rights, or
                  b) the design, manufacture,

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                  distribution, or use of any Licensed Products, Licensed
                  Processes or materials, or other products or processes developed in connection with or arising out of the Licensed Patent Rights. Licensee agrees to maintain a liability insurance program consistent with sound business practice.

13.       TERM, TERMINATION, AND MODIFICATION OF RIGHTS

          13.01 This Agreement is effective when signed by all parties and shall extend to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

          13.02 In the event that Licensee is in default in the performance of any material obligations under this Agreement, and if the default has not been remedied within ninety (90) days after the date of notice in writing of such default, PHS may terminate this Agreement by written notice.

          13.03 At least thirty (30) days prior to filing a petition in bankruptcy, Licensee must inform PHS in writing of its intention to file the petition in bankruptcy or of a third party's intention to file an involuntary petition in bankruptcy.

          13.04 In the event that Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party's intention to file an involuntary petition in bankruptcy, Licensee shall immediately notify PHS in writing. Furthermore, PHS shall have the right to terminate this Agreement by giving Licensee written notice. Termination of this Agreement is effective upon Licensee's receipt of the written notice.

          13.05 Licensee shall have a unilateral right to terminate this Agreement and/or any licenses in any country by giving PHS sixty (60) days' written notice to that effect.

          13.06 PHS shall specifically have the right to terminate or modify, at its option, this Agreement, if PHS determines that the
                  Licensee: 1) is not executing the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to PHS's satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve practical application of the Licensed Products or Licensed Processes; 2) has not achieved the Benchmarks as may be modified under Paragraph 9.02; 3) has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by the license agreement; 4) has committed a substantial breach of a covenant or agreement contained in the license; 5) is not keeping Licensed Products or Licensed Processes reasonably available to the public after commercial use commences; 6) cannot reasonably satisfy unmet health and safety needs; or

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                  7) cannot reasonably justify a failure to comply with the
                  domestic production requirement of Paragraph 5.01 unless waived. In making this determination, PHS will take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by Licensee under Paragraph 9.02. Prior to invoking this right, PHS shall give written notice to Licensee providing Licensee specific notice of, and a ninety (90) day opportunity to respond to, PHS's concerns as to the previous items 1) to 7). If Licensee fails to alleviate PHS's concerns as to the previous items 1) to 7) or fails to initiate corrective action to PHS's satisfaction, PHS may terminate this Agreement.

          13.07 When the public health and safety so require, and after written notice to Licensee providing Licensee a sixty (60) day opportunity to respond, PHS shall have the right to require Licensee to grant sublicenses to responsible applicants, on reasonable terms, in any Licensed Fields of Use under the Licensed Patent Rights, unless Licensee can reasonably demonstrate that the granting of the sublicense would not materially increase the availability to the public of the subject matter of the Licensed Patent Rights. PHS will not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with Licensee.

          13.08   PHS reserves the right according to 35 U.S.C. Section 209(f)
                  (4) to terminate or modify this Agreement if it is determined that such action is necessary to meet requirements for public use specified by Federal regulations issued after the date of the license and such requirements are not reasonably satisfied by Licensee.

          13.09 Within thirty (30) days of receipt of written notice of PHS's unilateral decision to modify or terminate this Agreement, Licensee may, consistent with the provisions of 37 CFR.
                  Section 404.l1, appeal the decision by written submission to the Director of NIH or designee. The decision of the NIH Director or designee shall be the final agency decision. Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.

          13.10 Within ninety (90) days of termination of this Agreement under this Article 13 or expiration under Paragraph 3.02, a final report shall be submitted by Licensee. Any royalty payments, including those related to patent expense, due to PHS shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with PHS pursuant to Paragraph 4.03.

14.       GENERAL PROVISIONS

          14.01 Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that

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                  right by the Government or excuse a similar subsequent failure to perform any such term or condition by Licensee.

          14.02 This Agreement constitutes the entire agreement between the Parties relating to the subject matter of the Licensed Patent Rights, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

          14.03 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

          14.04 If either Party desires a modification to this Agreement, the Parties shall, upon reasonable notice of the proposed modification by the Party desiring the change, confer in good faith to determine the desirability of such modification. No modification will be effective until a written amendment is signed by the signatories to this Agreement or their designees.

          14.05 The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

          l4.06 All notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail properly addressed to the other Party at the address designated on the following Signature Page, or to such other address as may be designated in writing by such other Party, and shall be effective as of the date of the postmark of such notice.

          14.07 This Agreement shall not be assigned by Licensee except a) with the prior written consent of PHS, such consent to be reasonably given; or b) as part of a sale or transfer of substantially the entire business of Licensee relating to operations which concern this Agreement. Licensee shall notify PHS within ten (10) days of any assignment of this Agreement by Licensee.

          14.08 Licensee agrees in its use of any PHS-supplied materials to comply with all applicable Statutes, Regulations, and guidelines, including Public Health Service and National Institutes of Health regulations and guidelines. Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part 46. Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying PHS, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to PHS of research involving human subjects or clinical trials outside of the

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                  United States shall be given no later than sixty (60) days prior to commencement of such research or trials.

          14.09 Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the U.S. Government or written assurances by Licensee that it shall not export such items to certain foreign countries without prior approval of such agency. PHS neither represents that a license is or is not required or that, if required, it shall be issued.

          14.10 Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate "Patent Pending" status. All Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in such a manner as to preserve PHS patent rights in such countries.

          14.11 By entering into this Agreement, PHS does not directly or indirectly endorse any product or service provided, or to be provided, by Licensee whether directly or indirectly related to this Agreement. Licensee shall not state or imply that this Agreement is an endorsement by the Government, PHS, any other Government organizational unit, or any Government employee. Additionally, Licensee shall not use the names of NIH, CDC, or PHS or their employees in any advertising, promotional, or sales literature without the prior written consent of PHS.

          14.12 The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modification or termination decisions provided for in Article 13. Licensee agrees first to appeal any such unsettled claims or controversies to the Director of NIH, or designee, whose decision shall be considered the final agency decision. Thereafter, Licensee may exercise any administrative or judicial remedies that may be available.

          14.13 Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 CFR Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

          14.14   Paragraphs 4.03, 8.01, 9.06, 9.07, 12.01-12.05, 13.09, 13.10,
                  and 14.12 of this Agreement shall survive termination of this Agreement.

                          SIGNATURES BEGIN ON NEXT PAGE

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                     PHS PATENT LICENSE AGREEMENT--EXCLUSIVE

                                 SIGNATURE PAGE

FOR PHS:

by:   /s/ Barbara McGarey                                        5/18/95
   ------------------------------------------------            ----------------
Barbara McGarey, J.D.                                          Date
Deputy Director, Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:

Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852
Fax: (301) 402-0220


FOR Licensee:

by:   /s/ Michael T. Flavin                                      5/8/95
   -------------------------------------------------           -----------------
Michael T. Flavin, Ph.D                                        Date
President
MediChem Research, Inc.


Mailing Address for Notices:

MediChem Research, Inc.
12305 South New Avenue
Lemont, Illinois 60439
Fax: (708) 257-1505

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                   APPENDIX A -- PATENT OR PATENT APPLICATION

Patent or Patent Application:

          USPA SN 07/861,249 "Calanolides, Novel Antiviral Compounds, Compositions and Uses Thereof"

          USPA SN 08/065,618 (CIP of SN 07/861,249) "Calanolides, Novel Antiviral Compounds, Compositions and Uses Thereof"

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               APPENDIX B -- LICENSED FIELDS OF USE AND TERRITORY

Licensed Territory: World-wide, including all countries, states, provinces and territories.


Licensed Fields of Use: Treatment of viral infection, viral-related infection or viral-related disease in humans.

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                             APPENDIX C -- ROYALTIES

Royalties:

Licensee agrees to pay to PHS a noncreditable, nonrefundable license issue royalty in the amount of FIFTY THOUSAND DOLLARS ($50,000.00) according to the following payment schedule:

          A. FIFTEEN THOUSAND DOLLARS ($15,000.00) within thirty (30) days from the Effective Date; and

          B. THIRTY-FIVE THOUSAND DOLLARS ($35,000.00) within one (1) year from the Effective Date less a credit of up to Twenty-Five Thousand Dollars ($25,000.00) for license issue royalties paid by Licensee to government of Sarawak for the manufacture and sale of Licensed Products.

Licensee agrees to pay to PHS a nonrefundable minimum annual royalty according to the following schedule:

          A. FIVE THOUSAND DOLLARS ($5,000.00) beginning in 1996 less an annual credit of up to Two Thousand Five Hundred Dollars ($2,500.00) for minimum annual royalties paid by Licensee to government of Sarawak for the manufacture and sale of Licensed Products; and

          B. TEN THOUSAND DOLLARS ($10,000.00) for 1998 and subsequent years less an annual credit of up to Five Thousand Dollars ($5,000.00) for minimum annual royalties paid by Licensee to government of Sarawak for the manufacture and sale of Licensed Products.

Licensee agrees to pay PHS earned royalties on Net Sales as follows:

          A. FOUR PERCENT (4.0%) of Net Sales by Licensee or an Affiliate of Licensee of all Licensed Products manufactured or sold in the Licensed Territory; and;

          B. Licensee shall be entitled to a One Hundred percent (100%) credit against PHS earned royalty payments for earned royalty payments Licensee must pay to the government of Sarawak for the manufacture and sale of Licensed Products. Said reduction, however, shall not reduce the earned royalty payments to PHS below half of the rate provided for under Paragraph A above.

Licensee agrees to pay PHS Sublicensing Royalties as follows;

          A. FOUR PERCENT (4.0%) of Net Sales by Sublicensee, or an Affiliate of Sublicensee of all Licensed Products manufactured and sold in the Licensed Territory plus Twenty per cent (20%) of the value of any consideration received in granting the sublicense.

          B. Licensee shall be entitled to a One Hundred percent (100%) credit against PHS Sublicensing Royalties for sublicensing royalty payments

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          Licensee must pay to the government of Sarawak. Said reduction, however, shall not reduce the sublicensing royalty payments to PHS below half of the rates provided for under Paragraph A above.

Licensee agrees to pay PHS benchmark royalties as follows:

          A. TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) upon filing of an IND application in the United States; and

          B. FIFTY THOUSAND DOLLAR8 ($50,000.00) upon completion of Phase I and initiation of Phase II clinical trials; and

          C. ONE HUNDRED THOUSAND DOLLARS ($100,000.00) upon completion of Phase II and initiation of Phase III clinical trials; and

          D. TWO HUNDRED THOUSAND DOLLARS ($200,000.00) upon filing of a NDA application or equivalent in the United States, Europe or Japan; and

          E. Licensee shall be entitled to a One Hundred percent (100%) credit against PHS benchmark royalties for benchmark royalty payments Licensee must pay to the government of Sarawak. Said reduction, however, shall not reduce the benchmark royalty payments to PHS below half of the rates individually provided for under Paragraphs A through D above. One hundred percent (100%) of such benchmark royalty payments actually made to PHS may be credited against royalties due under Paragraph 6.03; however, the net royalty payment in any calendar year may not be lower than the minimum annual royalty specified in Appendix C although uncredited benchmark royalty payments may be carried forward into subsequent years.

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                           APPENDIX D -- MODIFICATIONS

PHS and Licensee agree to the following modifications to the Articles and Paragraphs of this Agreement:

Article Two

          2.09 (new) "Effective Date" shall mean the date when the last party to sign has executed this Agreement.

Article Five

          5.03 (revised) Licensee acknowledges that PHS may enter into future Cooperative Research and Development Agreements (CRADAs) under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. Licensee agrees not to unreasonably deny requests for sublicense or cross-license rights from such future collaborators with PHS when acquiring such derivative rights is necessary in order to make a CRADA project feasible. Licensee may request an opportunity to join as a party to the proposed CRADA, such request not to be unreasonably denied by PHS.

          5.04 (revised) DHHS has responsibility for funding basic biomedical research, for funding medical treatment through programs such as Medicare and Medicaid, for providing direct medical care and, more generally, for protecting the health and safety of the public. Because of these responsibilities, and the public investment in the research that culminated in the Licensed Patent Rights, Licensee agrees, upon regulatory approval for marketing, to set up a special patient access program in the United States so that Licensed Products may be provided to individuals who are unable to afford them.

          5.05    (revised) In addition to the reserved license of Paragraph
5.01 above, PHS reserves the right to grant nonexclusive licenses to make and to use, but not to sell or have sold, the inventions defined by the Licensed Patent Rights for purposes of research involving the inventions themselves, and not for purposes of commercial manufacture or in lieu of purchase if the inventions are available as commercial products for research purposes. The purpose of this research license is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, PHS shall consult with Licensee before granting to commercial entities a research license or providing to them research samples of the materials claimed in the Licensed Patent Rights. In the event that Licensee can provide convincing written evidence to PHS that a commercial entity that has been granted a research license to Licensed Patent Rights is developing the inventions for commercial manufacture or in lieu of purchase if the inventions are available as commercial products, then Licensee can request that PHS terminate its research license with such commercial entities, such request not to be unreasonably denied.

Article Six

          6.01 (revised) License agrees to pay to PHS a noncreditable, nonrefundable license issue royalty as set forth in Appendix C within thirty
(30) days from the Effective Date of this Agreement.

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          6.02    (revised) Licensee agrees to pay to PHS a nonrefundable
minimum annual royalty as set forth in Appendix C. The minimum annual royalty is due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year.

          6.08 (revised) As an additional royalty, Licensee agrees to pay PHS upon submission of a statement and request for payment, an amount equivalent to all reasonable expenses previously incurred by PHS in the preparation, filing, prosecution, and maintenance of Licensed Patent Rights according to the following schedule: one-third within sixty (60) days; one-third within one (1) year of the Effective Date of this Agreement; and one-third within two (2) years of the Effective Date of this Agreement. Licensee further agrees to pay PHS annually, within sixty (60) days of PHS's submission of a statement and request for payment, a royalty amount equivalent to all such future patent expenses incurred during the previous calendar year, as of the date the statement and request for payment is sent by PHS to Licensee. Licensee may elect to surrender its rights in any country of the Licensed Territory under any Licensed Patent Rights upon sixty (60) days' written notice to PHS and owe no payment obligation under this paragraph for subsequent patent-related expenses incurred in that country.

Article Seven

          7.01 (revised) Upon Effective Date of this Agreement, Licensee agrees to take the responsibility for, as well as pay for, but to consult with PHS in, the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall furnish copies of relevant patent-related documents to PHS, who shall retain its principle power of attorney. Licensee may elect to surrender its rights in any country of the Licensed Territory under any Licensed Patent Rights upon sixty (60) days' written notice to PHS and owe no payment obligation under this paragraph for subsequent patent-related expenses incurred in that country.

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                            APPENDIX E -- BENCHMARKS

Licensee agrees to the following Benchmarks for its performance under this Agreement and, within ten (10) days of achieving a Benchmark, shall notify PHS that the Benchmark has been achieved:

A.        DEVELOPMENT OF CALANOLIDE AS A THERAPEUTIC FOR TREATMENT OF HIV
          INFECTION

          1. Begin negotiations for an agreement with Sarawak as to the extent of return to Sarawak from eventual marketing of synthetic licensed product within one (1) month of the Effective Date of the Agreement. Complete agreement with Sarawak within nine (9) months of the Effective Date of the Agreement.

          2. Develop and validate a plasma assay (using mouse, rat and dog plasma) for (+)Calanolide A. Compare behavior of (-)Dihydrocalanolide B (to be supplied by the National Cancer Institute (NCI)) in same. To be completed by February 28, 1996.

          3. Determine pharmacology of (+)Calanolide A in the mouse, rate and dog following single dose IV administration. Provide results in the mouse to NCI to allow scheduling of efficacy and combination studies in hollow fiber and PBL-SCID models. To be completed by March 31, 1996.

          4. Develop and validate with respect to shelf stability of product a formulation of (+)Calanolide suitable for use in further toxicologic and eventual clinical evaluation. To be completed by March 31, 1996.

          5. Using the results in (3) to select dose and schedule, conduct initial dose-ranging studies in the rate and the dog with a frequency of administration IV that would support a two-week duration clinical trial. To be completed by June 30, 1996.

          6. Formulate a quantity of GMP-prepared Calanolide A sufficient to complete IND-directed toxicology studies and two Phase I studies. To be completed by June 30, 1996.

          7. Conduct IND-directed toxicology studies in the rat and the dog according to protocols reviewed by NCI's Toxicology and Pharmacology Branch to support a two-week IV infusion study. To be completed by September 30, 1996.

          8. Complete reports and quality control to support IND-filing. To be completed by November 30, 1996.

          9.      File IND. To be completed by December 31, 1996.

          10. Commence two-week infusion Phase I clinical trial. To be completed by March 31, 1997.

          11.     Commence Phase II clinical trials by July 31, 1997.

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          12.     Commence Phase III clinical trials (if necessary) by
          September 30, 1998.

          13.     Submit NDA by December 31, 1999.

B. DEVELOPMENT OF CALANOLIDE A AS A THERAPEUTIC FOR TREATMENT OF NON-HIV VIRAL INFECTIONS

          1. Begin assessment of activity of Calanolide A in primary screens against a panel of non-HIV viral strains which include but are not limited to: Herpes Simplex Virus-2, Herpes Simplex Virus-2, Cytomegalo Virus, Variella Zoster Virus, Epstein-Barr Virus, Adenovirus Type 5, Parainfluenza Type 3 Virus, Respiratory Syncytial Virus, Hepatitis B Virus, Measles Virus, Influenza A (H1N1), Influenza A (H3N2) by December 31, 1995.

          2. Conclude analysis of activity of Calanolide A in primary screens against non-HIV viral strains by March 31, 1996.

          3. Election of non-HIV anti-viral therapeutic areas demonstrating potential for development and submission of development plan for those indications by June 30, 1996.

C. DEVELOPMENT OF CALANOLIDE-RELATED COMPOUNDS, INCLUDING COSTATOLIDE, AS THERAPEUTICS FOR TREATMENT OF VIRAL INFECTIONS

          1. Synthesize and submit to NCI for further testing at least one backup compound to Calanolide A per calendar year from 1995 through 1997.

          2. Election of Calanolide-related compounds demonstrating potential for development and submission of development plan for those compounds by December 31, 1997.

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                                   APPENDIX B


                       MEDICHEM/STATE GOVERNMENT AGREEMENT

                                LICENSE AGREEMENT

          This Agreement made this 27th day of December, 1995 between MEDICHEM RESEARCH, INC., 12305 So. New Avenue, Lemont, Illinois 60439 (hereinafter 'MEDICHEM') of the one part and the GOVERNMENT OF SARAWAK, Tingkat 17, Wisma Bapa Malaysia, Petra Jaya 93502 Kuching, Sarawak, Malaysia (hereinafter 'SARAWAK') of the other part.

          WHEREAS there exists An Agreement between the United States Government National Institutes of Health (NIH) and SARAWAK related to Calanolide compounds

          WHEREAS MEDICHEM is the NIH licensee under U.S. Patent Application Serial Nos. 07/861,249 and 08/065,618; and Licence is granted by NIH subject to MEDICHEM entering into this Agreement with SARAWAK

          WHEREAS MEDICHEM wishes to obtain an exclusive license for SARAWAK's entire right, title, and interest relating to the said Calanolide compounds in the Agreement with NIH;

          SARAWAK and MEDICHEM agree as follows:

                              ARTICLE I DEFINITION

          SARAWAK and MEDICHEM mutually agree and declare as follows:

          "LICENSED PRODUCT(S)" means tangible materials which, in the course of manufacture, use, or sale would, in the absence of this Agreement, infringe one or more claims of NIH Licensed Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction and where applicable, includes Licensed Processes.

          "LICENSED PROCESS(ES)" means processes which, in the course of being practiced would, in the absence of this Agreement, infringe one or more claims of the Licensed Patent Rights that have not been held invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

          "NET SALES" means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of Licensee or its sublicensees, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances actually granted in the normal course of trading, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesale and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by Licensee, or sublicensees, and on its payroll, or for the cost of collections.

          "FIRST COMMERCIAL SALE" means the initial transfer by or on behalf of Licensee or its sublicensees of Licensed Products or the initial practice of a Licensed Process by or on behalf of Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

EAST ASIA REGION

                  China
                  Korea
                  Japan
                  Hong Kong
                  Macau
                  Taiwan
                  Myanmar (Burma)
                  Thailand
                  Vietnam
                  Laos
                  Malaysia
                  Singapore
                  The Philippines
                  Brunei
                  Indonesia
                  Papua New Guinea
                  Cambodia

Licensed Territory - Worldwide

                            ARTICLE II LICENSE GRANT

          SARAWAK hereby agrees to the grant of License by NIH to MEDICHEM to make, have made, use and sell License Product in the Licensed Territory under any right, title or interest that SARAWAK may have related to the Licensed Product. MEDICHEM shall, subject to the conditions stipulated in this Agreement, have the right to grant sublicences.

                              ARTICLE III PAYMENTS

          MEDICHEM agrees to pay to SARAWAK a noncreditable, nonrefundable license issue royalty for the manufacturing and sale of Licensed Products in the amount of SIXTEEN THOUSAND

SIX HUNDRED AND SIXTY SEVEN U.S. DOLLARS (US$16,667.00) according to the following payment schedule:

          A. FIVE THOUSAND U.S. DOLLARS (US$5,000.00) within thirty (30) days from the Effective Date of this Agreement; and

          B. ELEVEN THOUSAND SIX HUNDRED AND SIXTY SEVEN U.S. DOLLARS (US$11,667.00) within one (1) year from the Effective Date.

          MEDICHEM agrees to pay to SARAWAK a nonrefundable minimum annual royalty according to the following schedule:.

          A. ONE THOUSAND SIX HUNDRED AND SIXTY SEVEN U.S. DOLLARS (US$1,667.00) beginning in 1996.

          B. THREE THOUSAND THREE HUNDRED AND THIRTY THREE U.S. DOLLARS (US$3,333.00) for 1998 and subsequent years.

MEDICHEM agrees to pay SARAWAK earned royalties on Net Sales as follows:-

ONE AND ONE- THIRD PERCENT (1.33%) of Net Sales by Licensee or an Affiliate of Licensee of all Licensed Products manufactured or sold in the Licensed Territory;

except the royalty in the East Asia Region shall be two percent (2%) of Net
Sales.

MEDICHEM agrees to pay SARAWAK Sublicensing Royalties as follows:

ONE AND ONE-THIRD PERCENT (1.33% of Net Sales by Sublicensee, or an Affiliate of Sublicensee of all Licensed Products manufactured and sold in the Licensed Territory (except for the East Asia Region, the royalties rate shall be two per cent (2.0%) of Net Sales) PLUS Six and Two-Thirds percent (6.6%) of the value of any consideration received or receivable by MEDICHEM in granting the sublicense.

MEDICHEM agrees to pay SARAWAK benchmark royalties as follows:

A. EIGHT THOUSAND THREE HUNDRED AND THIRTY THREE U.S. DOLLARS (US$8,333.00) upon filing of an IND application in the United States; and

B. SIXTEEN THOUSAND SIX HUNDRED AND SIXTY SEVEN U.S. DOLLARS (US$16,667.00) upon completion of Phase I and initiation of Phase II clinical trials; and

          C. THIRTY-THREE THOUSAND THREE HUNDRED AND THIRTY THREE U.S. DOLLARS (US$33,333.00) upon completion of Phase II and initiation of Phase III clinical trials; and

          D. SIXTY-SIX THOUSAND SIX HUNDRED AND SIXTY SEVEN U.S. DOLLARS (US$66,667.00) upon filing of a NDA application or equivalent in the United States, Europe or Japan.

          One Hundred percent (100%) of such benchmark royalty payments actually made to SARAWAK may be credited against earned royalties due above.

          MEDICHEM agrees with SARAWAK that the computation of Net Sales shall be based on the sale price of the Licensed Products published from time to time by MEDICHEM as the selling price of the Licnesed Products to MEDICHEM's Licensed or Sub-Licencees, and the published Sale Price shall be made available to SARAWAK upon request by the latter.

                       ARTICLE IV CONTINUATION OF PAYMENT

          Royalty payments hereunder shall be made in U.S. dollars within thirty days from the end of each calendar year throughout the period of validity of this Agreement. The payment shall be accompanied with a statement of accounts duly certified by auditors of MEDICHEM sufficient to determine how the royalty payment was determined or assessed.

          SARAWAK shall have the right to inspect and audit MEDICHEM's accounting, sales and other records to the extent necessary to determine or assess royalties due hereunder. SARAWAK shall pay the expenses of any such inspection of audits.

                         ARTICLE V TERM AND TERMINATION

          1. TERM. Except as otherwise provided in this Agreement, this Agreement shall terminate with the expiration of the period of validity of NIH patent covering Licensed Product.

          2. TERMINATION. MEDICHEM may terminate this Agreement during the term of the license granted for any reason by giving SARAWAK ninety (90) days prior written notice, in which case the license granted pursuant to Article II shall also terminate. MEDICHEM agrees on termination to discontinue use, manufacture, and sale of Licensed Product for which MEDICHEM was obligated to pay just prior to such termination and account for the stocks of any products manufactured from the Licensed Products. Such stocks shall be sold or disposed of under the supervision of or with the agreement of SARAWAK and the proceeds derived therefrom, after deducting the costs of such sale, be shared by MEDICHEM and SARAWAK equally.

          3. OBLIGATIONS UPON TERMINATION. MEDICHEM shall be liable for all royalty payments due to SARAWAK during the ninety (90) days notice period.

          4. TERMINATION FOR DEFAULT. Either party may terminate this Agreement on written notice to the other party, effective immediately, if any of the following events of default should occur and not be cured within sixty (60) days after written notice from the Notifying party describing the default:

                  (i) the material failure of the notified party to meet its obligations hereunder; or

                  (ii) the filing by or against SARAWAK or MEDICHEM of a petition under any bankruptcy or insolvency law, an assignment for the benefit of MEDICHEM's creditors or the appointment of a receiver for substantially all of MEDICHEM's property. Such termination shall be without prejudice to any rights or remedies which the non-defaulting party hitherto may have against the party in default, for any breach of this Agreement.

               ARTICLE VI WARRANTIES; DISCLAIMERS; INDEMNIFICATION

          1. Each party represents and warrants to the other party that it has no pre-existing contractual or other obligations to any third party which preclude it from entering into this Agreement and meeting its obligations hereunder, or which conflict with any provision of this Agreement.

          2. Each party shall have the status of an independent contractor without the authority legally to bind the other party, its officers, directors or employees. This Agreement shall not be deemed to have created any partnership between the parties hereto in relation to any of the matters contained in this Agrement.

                     ARTICLE VII TRAINING SARAWAK PERSONNEL

          MEDICHEM agrees to train, or to provide scientific training for, two
(2) SARAWAK designated scientists in technology related to the synthesis of Calanolide compounds at MEDICHEM'S Lemont, Illinois facilities for up to one year. SARAWAK will pay for all transportation, compensation and living expenses for such scientists. It is acceptable to MEDICHEM if the SARAWAK scientists participate in clinical trials, if this participation is approved by the institution where the clinical trials are carried out.

                           ARTICLE VIII MISCELLANEOUS

          1. GOVERNING LAW. This Agreement shall be deemed made in and construed in accordance with the law of England.

          2. ACTIONS SURVIVE. All causes of action accruing to either party under this Agreement shall survive termination for any reason, as shall those provisions which expressly state such survival unless such survival is conditional and the requisite conditions(s) has been fulfilled prior to or on such termination.

          3. ENTIRE AGREEMENT. This Agreement constitutes the only and entire understanding between the parties concerning its subject matter.

          4. AMENDMENTS. This Agreement may be amended or modified only in writing signed by both parties.

          5. ARBITRATION. All disputes which arise out of this Agreement shall be settled by arbitration in accordance with the conciliation and arbitration rules and regulations of the International Arbitration Centre in England to which the parties hereto submit. The arbitrator shall have background and expertise relating to the issue(s) involved. The arbitration shall be in a mutually agreed location and the UNCITRAL (United Nations Commission on International Trade Laws) rules shall apply to such arbitration. The parties shall share equally the fees and expenses of the arbitration. The arbitrator's decision shall be binding, final and non-appealable.

          6. FORCE MAJEURE. If either party is prevented from performing any obligation hereunder by reason of fire, explosion, strike, labor dispute, casualty, accident, lack or failure of transportation facilities, flood, war, civil commotion, acts of God, or any law, order or decree of any government or subdivision thereof, then such party shall be excused from performance hereunder to the extent and for the duration of such prevention, provided that such party first notifies the other party in writing of such prevention.

          7. PUBLICITY. Except as required by law or applicable stock exchange rule, no public statements shall be made by either party concerning this Agreement, its subject matter or its existence without prior consultation with and the approval of the other party.

          8. SEVERABILITY. In the event that any provision of this Agreement shall be found to be illegal, invalid or unenforceable for any reason, such shall not affect the validity of the remainder of this Agreement, which shall be construed and interpreted as though such provision was not present.

          9.      NOTICES. Notices may be given to an officer of a party by

                  (i)    personal delivery,
                  (ii)   telex or facsimile transmission, or
                  (iii)  first class, registered mail addressed as follows:

                  If to MEDICHEM:       President
                                        12305 South New Avenue
                                        Lemont, Illinois 60439

                  If to SARAWAK:        State Financial Secretary
                                        Pejabat Setiausaha Kewangan Negeri
                                        Tingkat 17
                                        Wisma Bapa Malaysia
                                        Petra Jaya 93502 Kuching
                                        Sarawak, Malaysia

          Notice given under (i) above shall be deemed given on the date of delivery and if given under (ii) shall be deemed to have been received 24 hours after the time of transmission. Notice under (iii) above shall be deemed given on the second week after that on which the letter is mailed.

          10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding on each party's successors in interest and assigns.

          11. ASSIGNMENT. Except as otherwise contemplated by this Agreement, either party may with the prior written consent of the other, assign this Agreement only in connection with the sale or disposition of the entire business of such party or that portion to which this Agreement pertains.

          12. SUB-LICENCE. MEDICHEM may grant a sub-license to any third party, subject to the assignee agreeing to the payment of royalty stipulated in
Article III hereinabove.

          13. In the event MEDICHEM has no further interest in any LICENSED PRODUCT, MEDICHEM shall notify SARAWAK and SARAWAK shall have whatever right, title and interest it had in the LICENSED PRODUCT and MEDICHEM may be willing to negotiate the availability of MEDICHEM's data under terms to be agreed upon.

          IN WITNESS WHEREOF, this Agreement has been executed in duplicate originals on behalf of the parties by their below authorized officers as of the date first written above. This Agreement is effective on the date that the Government of Sarawak approves the Agreement.


                                              MEDICHEM RESEARCH, INC.


                                        BY:      /s/ Michael T. Falvin
                                              ---------------------------------
                                        Its:     President
                                              ---------------------------------
                                        Date:    January 25, 1996
                                              ---------------------------------


                                              GOVERNMENT OF SARAWAK


                                        By:      /s/ [ILLEGIBLE]
                                              ---------------------------------
                                        Its:     STATE SECRETARY, SARAWAK
                                              ---------------------------------
                                        DATE:    FEBRUARY 24, 1996.
                                              ---------------------------------

                                   APPENDIX C


                         MEDICHEM/VITA INVEST AGREEMENT

          MEDICHEM Technical Information shall mean all unpatented information related to the active ingredient (+)-calanolide A, or use or manufacture thereof.

          Net Sales Price shall mean the gross sales price less standard trade allowances and discounts not to exceed 5% of the gross sales price.

II.       LICENSE GRANT

          1. All previous agreements between VITA-INVEST and MEDICHEM are cancelled and neither party has any claims against each other with respect to the prior agreements.

          2. MEDICHEM hereby grants VITA-INVEST an exclusive license to use and sell Licensed Product in Spain and Portugal, and including the right to sublicense Licensed Product in Spain which includes its right to use and sell Licensed Product in Spain and Portugal.

          3. MEDICHEM hereby exclusively sublicenses VITA-INVEST under MEDICHEM's right and interest in Patent Rights and Technical Information licensed to MEDICHEM for using or selling Licensed Product in Spain and Portugal. Such sublicenses shall be subject to the terms of the license to MEDICHEM from the NIH appended to this Agreement as Exhibit B.

III.      PAYMENTS

          1. VITA-INVEST shall reimburse MEDICHEM within thirty (30) days for any licensing payments of 4% of Net Sales Price of Licensed Product sold in Spain and Portugal, of which 2.67% of Net Sales Price of Licensed Product sold in Spain and Portugal is paid to NIH directly by MEDICHEM (Exhibit B).

          2. MEDICHEM agrees to supply VITA-INVEST at VITA-INVEST's request with Licensed Product for sale in Spain and Portugal at MEDICHEM's manufacturing costs up to $3 million dollars and VITA-INVEST shall pay MEDICHEM 15% above MEDICHEM's manufacturing costs for such product thereafter. In the event that MEDICHEM is unable or unwilling to supply VITA-INVEST with Licensed Product, then MEDICHEM agrees to provide VITA-INVEST with information necessary for the manufacture of Licensed Product and VITA-INVEST shall have the right to manufacture in Spain and to sell Licensed Product in Spain and Portugal.

          3. VITA-INVEST shall bear the cost of obtaining regulatory approval to market Licensed Product in Spain and Portugal. MEDICHEM shall provide VITA-INVEST with all technical information in the possession of MEDICHEM and its licensees for obtaining regulatory approval in Spain and Portugal.

          4. VITA-INVEST shall have the right to audit MEDICHEM's books to the extent necessary to determine MEDICHEM's manufacturing costs hereunder. VITA-INVEST shall pay the expenses of any such audits.

          5. MEDICHEM will provide VITA-INVEST with a semi-annual summary report on their research work and licensing activity on the active ingredient (+)-calanolide A.

IV.       INFRINGEMENT

          1. Each party agrees to notify the other party of infringement of MEDICHEM's Patent Rights by third parties.

          2. Either party may bring suit or action for infringement of the MEDICHEM's Patent Rights in Spain at its expense. If it fails to take action with respect to such infringement within three (3) months following receipt of reasonable notice thereof, and other party may bring suit or action for infringement at the litigating party's expense, and if necessary or desirable the other party may be joined as a party plaintiff and shall execute all papers and perform all such other acts as may reasonably be requested by the litigating party. Any amount recovered, whether by judgment, award, decree or settlement, after deduction by the litigating party of an amount equal to the expenses incurred by it in conducting such suit or action, shall be divided equally between MEDICHEM and VITA-INVEST.

V.        TERM AND TERMINATION

          1. TERM. Except as otherwise provided in this Agreement, this Agreement shall terminate with the expiration of the last to expire patent within Patent Rights or fifteen (15) years after first commercial sale of Licensed Product in Spain whichever of the two conditions occurs last.

          2. TERMINATION. VITA-INVEST may terminate this Agreement during the term of the license granted for any reason by giving MEDICHEM ninety (90) days prior written notice, in which case the license granted pursuant to Section II shall also terminate. VITA-INVEST agrees to discontinue use and sale of Licensed Product for which VITA-INVEST was obligated to pay just prior to such termination.

          3. TERMINATION FOR DEFAULT. Either party may terminate this Agreement on written notice to the other party, effective immediately, if any of the following events of default should occur and not be cured within thirty (30) days after written notice from the notifying party describing the default: (i) the material failure of the notified party to meet its obligations hereunder; or
(ii) the filing by or against VITA-INVEST or MEDICHEM of a petition under any bankruptcy or insolvency law, an assignment for the benefit of VITA-INVEST's or MEDICHEM's creditors or the appointment of a receiver for substantially all of VITA-INVEST's or MEDICHEM's property.

VI.       WARRANTIES, DISCLAIMERS; INDEMNIFICATION

          1. Each party represents and warrants to the other party that it has no pre-existing contractual or other obligations to any third party which preclude it from entering into this Agreement and meeting its obligations hereunder, or which conflict with any provision of this Agreement.

          2. Each party represents and warrants to the other party that it shall use reasonable efforts to achieve the objectives of the license. However, the parties agree that no guarantees or warranties are made or intended as to the success or outcome of this license on an overall or interim basis, or as to the achievement of the various goals, steps, tasks, time schedules and the other particulars of the project.

          3. VITA-INVEST will not be liable for Product Liability Claims when such claims arise from the product made by MEDICHEM and sold by VITA-INVEST in Spain and Portugal.

          4. MEDICHEM shall not be liable to VITA-INVEST, its Affiliates or the officers, directors or employees of any of them for any consequential damages arising out of any breach of this Agreement by such party, including without limitation any lost profits or incidental or indirect damages.

          5. Each party shall have the status of an independent contractor without the authority legally to bind the other party, its officers, directors or employees.

VII.      MISCELLANEOUS

          1. GOVERNING LAW. This Agreement sha1l be deemed made in and construed in accordance with the law of Delaware.

          2. ACTIONS SURVIVE. All causes of action accruing to either party under this Agreement shall survive termination for any reason, as shall those provisions which expressly state such survival unless such survival is conditional and the requisite condition(s) has been fulfilled prior to or on such termination.

          3. ENTIRE AGREEMENT. This Agreement constitutes the only and entire understanding between the parties concerning its subject matter.

          4. AMENDMENTS. This Agreement may be amended or modified only in writing signed by both parties.

          5. ARBITRATION. All disputes which arise out of this Agreement shall be settled by arbitration in accordance with the conciliation and arbitration rules and regulations of the International Chamber of Commerce in Switzerland to which the parties hereto submit. The arbitrator shall have background and expertise relating to the issue(s) involved. The arbitration shall be in a mutually agreed location. The parties shall share equally the cost of such arbitration. The arbitrator's decision shall be binding, final and non-appealable.

          6. FORCE MAJEURE. If either party is prevented from performing any obligation hereunder by reason of fire, explosion, strike, labor dispute, casualty, accident, lack or failure of transportation facilities, flood, war, civil commotion, acts of God, or any law, order or decree of any government or subdivision thereof, then such party shall be excused from performance hereunder to the extent and for the duration of such prevention, provided that such party first notifies the other party in writing of such prevention.

          7. PUBLICITY. Except as required by law or applicable stock exchange rule, no public statements shall be made by either party concerning this Agreement, its subject matter or its existence without prior consultation with and the approval of the other party.

          8. SEVERABILITY. In the event that any provision of this Agreement shall be found to be illegal, invalid or enforceable for any reason, such shall not affect the validity of the remainder of this Agreement, which shall be construed and interpreted as though such provision was not present.

          9.      NOTICES. Notices may be given to an officer of any party by
(i) personal deliver, (ii) telex or telecopy, or (iii) first class, registered mail addressed as follows:

          If to MEDICHEM:          12305 South New Avenue
                                   Lemont, Illinois 60439

          If to VITA-INVEST:       c/Fontsanta, 12-14
                                   08970 Sant. Joan Despi
                                   Barcelona, Spain

Notice given under (i) or (ii) above shall be deemed given on the date of delivery or telecommunication transmission. Notice under (iii) above shall be deemed given on the third business day after that on which the letter is mailed.

          10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding on each party's successors in interest and assigns.

          11. ASSIGNMENT. Except as otherwise contemplated by this Agreement, either party may assign this Agreement only in connection with the sale or disposition of the entire business of such party or that portion to which this Agreement pertains. Either party may assign this Agreement to an Affiliate(s) without permission of the other party.

     IN WITNESS WHEREOF, this Agreement has been executed in duplicate originals on behalf of the parties by their authorized officers as of the date first written above.

     This Agreement has originally been executed in both the English and Spanish languages. In the event that any disagreement between the two versions may arise, the English version shall take legal precedence over the Spanish version.


                                        MEDICHEM RESEARCH, INC.


                                        By    /s/ Michael T. Falvin
                                          --------------------------
                                        Its   PRESIDENT
                                           -------------------------
                                        Date   12/14/96
                                            ------------------------


                                        VITA-INVEST, S.A.


                                        By    /s/ [ILLEGIBLE]
                                          --------------------------
                                        Its   MANAGING DIRECTOR
                                           -------------------------
                                        Date  DECEMBER 18, 1996
                                            ------------------------

                                LICENSE AGREEMENT

          This Agreement, made this 14th day of December, 1996, between MediChem Research, Inc., 12305 South New Avenue, Lemont, Illinois 60439, U.S.A. (hereinafter MEDICHEM), and Vita-Invest, S.A., c/Fontsanta, 12-14, 08970 Sant. Joan Despi, Barcelona, Spain (hereinafter VITA-INVEST).

          WHEREAS, MEDICHEM and VITA-INVEST have entered into a Joint Venture Agreement and license agreement related to the development of (+)-calanolide A (Exhibit A) and now wish to enter into this revised Licensing Agreement which grants VITA-INVEST exclusive rights to use and sell Licensed Product in Spain and Portugal.

          NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

I.        DEFINITIONS

          Licensed Product shall mean the active ingredient (+)-calanolide A, the making, using or selling of which utilized MEDICHEM Patent Rights or MEDICHEM Technical Information.

          MEDICHEM Patent Rights shall mean any patents in which MEDICHEM has any right, title or interest, including patents licensed to MEDICHEM which relate to the active ingredient (+)-calanolide A or the use or manufacture of such agent.

                                   APPENDIX D


               SCHEDULE FOR REMITTANCE OF STOCK SUBSCRIPTION FUNDS
                    BY CRAUN ON BEHALF OF SARAWAK GOVERNMENT

                                   APPENDIX D

               SCHEDULE FOR REMITTANCE OF STOCK SUBSCRIPTION FUNDS
                    BY CRAUN ON BEHALF OF SARAWAK GOVERNMENT

                                                    SUBSCRIPTION
                                                    AMOUNT US $
TIME PERIOD       BENCHMARK                         @ $10,000/SHARE    SHARE
-----------       ---------                         ---------------    -----
January, 1997     Execution of J.V. agreement
                  Incorporation of J.V. Company
                  Appointment of CRAUN's and
                  MEDICHEM's Directors to Board
                  of COMPANY
                  Assignment/Transfer of
                  MEDICHEM's patents, etc.
                  Opening of Bank account for
                  COMPANY; and appointment of
                  joint signatories for account     $ 1,200,000          120

March 15, 1997    Phase IA Trial begins

April 30, 1997    Review of Phase IA Trial
                  Progress
                  Progress if deemed satisfactory   $   800,000           80

June 15, 1997     Review of Phase IA Trial
                  Progress
                  Progress if deemed satisfactory   $ 1,000,000          100

July 15, 1997     Board of Directors' approval
                  for Phase lB after progress
                  review                            $ 1,264,000        126.4

August 31, 1997   Review of Phase lB trial
                  progress
                  Progress if deemed satisfactory   $ 1,078,000        107.8

Nov. 30, 1997     Review of Phase lB Trial
                  progress
                  Progress if deemed satisfactory   $   658,000         65.8

January, 1998     Board of Directors' approval
                  for Phase II
                  Progress if deemed satisfactory   $ 3,000,000          300
                                                    -----------        -----

                  Total                             $ 9,000,000          900

Note(1) If at any stage CRAUN feels that the progress of the Trial is unsatisfactory, CRAUN can elect to terminate, with 15 days written notice, its participation in the joint venture and thereafter, released from its obligations to provide further funds.

Note (2) At time of approval for Phase II, Board of Directors shall determine how to raise the balance of US $12,000,000 required for the completion of Phase II trials. Such funds should be available from the beginning of February, 1998.

Note (3) All remittances shall be made to a bank account in USA in the name of the joint venture company and operated jointly by 2 Treasurers of the Company with CRAUN and MEDICHEM appointing one Treasurer each.

                                   APPENDIX E

                           MEDICHEM VESTING OF SHARES

                              Shares
                              ------
February 01, 1997                120

March 31, 1997                    80

May 31, 1997                     100

June 30, 1997                  126.4

August 31, 1997                107.8

October 31, 1997                65.8

December 01, 1997                300
                              ------
                                 900

                                   APPENDIX F


                            ARTICLES OF INCORPORATION

                                                                          PAGE 1
                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SARAWAK MEDICHEM PHARMACEUTICALS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1996, AT 10 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                       /s/ Edward J. Freel
                           [SEAL]  ---------------------------------------------
                                    EDWARD J. FREEL, SECRETARY OF STATE

2699346 8100                                      AUTHENTICATION:    8263196

960385640                                                   DATE:    12-27-96

                          Certificate of Incorporation

                                       of

                      Sarawak Medichem Pharmaceuticals, Inc

     For the purpose of forming a corporation (the "Corporation") under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), the undersigned incorporator certifies as follows:

                                    Article 1

                                      Name

     The name of the Corporation is Sarawak Medichem Pharmaceuticals, Inc.

                                    Article 2

                       Initial Registered Office and Agent

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.

                                    Article 3

                                     Purpose

     The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                    Article 4

                                Authorized Shares

     The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of Common Stock, par value $0.01 per share.

                                    Article 5

                                     By-Laws

     The Corporation's board of directors shall have the power to adopt, amend or repeal the Corporation's by-laws.

                                    Article 6

                              Election of Directors

     Elections of directors need not be by written ballot unless the Corporation's by-laws so provide.

                                    Article 7

                             Liability of Directors

     No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability: (1) for a breach of the directors duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended to authorize a further limitation or elimination of the liability of directors, then in addition to the limitation on personal liability provided in this Article 7, the liability of a director of the Corporation shall be further limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     No amendment or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or in respect of acts or omissions occurring prior to the amendment or repeal.

                                   Article 8

                    Indemnification of Directors and Officers

     The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation (a "proceeding") by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer, is or was serving at the corporation's request as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement which be or she reasonably incurs in connection with the proceeding, to the fullest extent authorized by the Delaware General Corporation Law, as it now exists and as it may be amended (but in the case of any amendment, only to the extent that the amendment authorizes the Corporation to provide broader indemnification rights than were permitted prior to the amendment). This right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs and legal representatives.

     The right to indemnification under this Article 8 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition. If required by the Delaware General Corporation Law, however, the payment of the expenses incurred by a director or officer of the Corporation in his or her capacity as such (and not in any other capacity in which he or she renders or rendered service while serving as an officer or director) shall be made only on delivery of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article 8 (or otherwise).

     The Corporation, by action of its board of directors, may provide indemnification to its employees and agents with the same scope and effect as the indemnification provided to its directors and officers in this Article 8.

                                    Article 9

                                  Incorporator

     The name and mailing address of the sole incorporator of the Corporation are:

              NAME                      MAILING ADDRESS
            Laurence J. Devries
                                         Johnson and Colmar
                                         300 South Wacker Drive, Suite 1000
                                         Chicago, Illinois 60606


     Signed on December 24, 1995.


     /s/ Laurence J. DeVries
     ---------------------------------------
     Laurence J. DeVries, INCORPORATOR

                                   APPENDIX G


                           LIST OF MEDICHEM SCIENTISTS

                               CALANOLIDE PROJECT                    APPENDIX G

                          MEDICHEM SCIENTISTS INVOLVED

1.   MICHAEL T. FLAVIN, PH.D.

2.   ZE-QI XU, PH.D. (CALANOLIDE PROJECT MANAGER)

3.   DAVID ZEMBOWER, PH.D.

4.   SERGY DZEKHSTER, M.S.

5.   LIN LIN, M.S.

6.   BO SHEN, M.S.

7.   WEIGUO NIE, M.S.

8.   JOHN D. RIZZO, B.S.

9.   DARKO BRANKOVIC, B.S.

10.  ALBERT KHILEVICH, B.S.

                                   Appendix H

                     DETERMINATION/DEFINITION OF NET PROFIT

                                                                   (UNIT: US $)
Gross Sales                                                                  XXX
   Less: Returns and Allowances                                             -XXX
                                                                   -------------
Net Sales                                                                    XXX
   Less: Cost of Goods Sold (Produced)                                      -XXX
                                                                   -------------
Gross Margin                                                                 XXX
   Less: Sales, General, and Administrative Expenses                        -XXX
                                                                   -------------
Operating Income                                                             XXX
   Less: Interest and Taxes                                                 -XXX
                                                                   -------------
Net Profit (Loss)                                                            XXX
                                                                   -------------

Note (1): Cost of Goods Sold (Produced) includes but is not limited to royalty payments, subcontracting fees, direct salaries and wages, supplies, and raw materials

Note (2): All recognition of revenues, costs, expenses, and profit shall be accounted for using Generally Accepted Accounting Principles (GAAP)

Note (3): All Net Profits/Losses shall be shared by each shareholder in a 50/50 proportion